Exhibit 10.1

AMENDMENT NO. 2

AMENDMENT NO. 2 dated as of December 12, 2005 to the Fourth Amended and Restated Credit Agreement dated as of February 7, 2005, (as so amended and supplemented, and as otherwise amended, supplemented and modified to the date hereof, the “Credit Agreement”), among Spectrum Brands, Inc., formerly known as Rayovac Corporation, a Wisconsin corporation (the “U.S. Borrower”), Varta Consumer Batteries GmbH & Co. KGaA, a German partnership limited by shares (the “Euro Borrower”), Rayovac Europe Limited, a limited liability company (the “UK Borrower” and, with the Euro Borrower, each a “Subsidiary Borrower” and collectively, the “Subsidiary Borrowers” and the Subsidiary Borrowers, with the U.S. Borrower, each a “Borrower” and collectively, the “Borrowers”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Citicorp North America, Inc., as Syndication Agent, Merrill Lynch Capital Corporation, as Co-Documentation Agent and Managing Agent, LaSalle Bank National Association, as Co-Documentation Agent and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), Swing Line Lender (the “Swing Line Lender”) and L/C Issuer (the “L/C Issuer”). Capitalized terms not otherwise defined in this Amendment No. 2 have the same meanings as specified in the Credit Agreement.

PRELIMINARY STATEMENTS:

The U.S. Borrower has requested that the Lenders amend the Credit Agreement as set forth below, and the Lenders party hereto have so agreed, on the terms and subject to the conditions set forth below;

NOW, THEREFORE, it is hereby agreed as follows:

SECTION 1.   Amendments. The Credit Agreement is, effective as of the Amendment No. 2 Effective Date (as hereinafter defined), amended as follows:

(a)          Section 1.01 of the Credit Agreement is amended by adding in the appropriate alphabetical order the following new definitions:

“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of December 12, 2005, among the U.S. Borrower, Bank of America, N.A., as Administrative Agent and the Lenders party thereto.

“Amendment No. 2 Effective Date” has the meaning specified in Section 4 of Amendment No. 2.

(b)          The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is amended by (i) inserting the word “and” immediately following the comma at the end of clause (a) thereof, (ii) amending clause (b) thereof in full to read as follows:

“(b) in respect of the Canadian Term Loans, the Dollar Term Loans, the Euro Term Loans and the Tranche B Euro Term Loans, a percentage per annum to be determined by reference to the Debt Rating certified by the U.S. Borrower as described below :

Pricing Level	Debt Ratings S&P/Moody’s	Canadian Term Loans and Eurodollar Rate Dollar Term Loans	Base Rate Dollar Term Loans	Euro Term Loans	Tranche B Euro Term Loans
1	BB-/Ba3	2.00	1.00	2.50	2.25
2	B+/B1	2.25	1.25	2.50	2.25
3	B/B2	2.50	1.50	2.75	2.50

As of the Amendment No. 2 Effective Date, the Applicable Rate shall be determined based upon the Debt Rating specified in a certificate delivered by the U.S. Borrower as to its existing Debt Rating on such date. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of the public announcement thereof (such announcement to be notified to the Administrative Agent by the U.S. Borrower) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.”

and (iii) deleting clauses (c) and (d) thereof.

(c)          The definition of “Debt Rating” in Section 1.01 of the Credit Agreement is amended in full to read as follows:

““Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”) of the U.S. Borrower’s non-credit-enhanced, senior unsecured long-term debt; provided that if (i) Debt Ratings are issued by each of the foregoing rating agencies that would lead to two different Pricing Levels, then the Pricing Level one below the higher of such Pricing Levels shall apply (with Pricing Level 1 being the highest and Pricing Level 3 being the lowest) and (ii) either S&P or Moody’s shall change the basis on which ratings are established by it, each reference to the Debt Rating announced by S&P or Moody’s shall refer to the then equivalent rating by S&P or Moody’s, as the case may be.”

(d)          Section 2.07(a)(i) of the Credit Agreement is hereby amended by (i) deleting the words “without premium or penalty” from the first sentence thereof, (ii) deleting the word “and” immediately before clause (C) thereof, (iii) inserting the phrase “(D) in the case of any such prepayment of Term Loans after the Amendment No. 2 Effective Date but on or prior to the first anniversary of the Amendment No. 2 Effective Date shall be accompanied by a premium equal to 1% of the aggregate principal amount so prepaid and (E) in the case of any such prepayment of Term Loans after the first anniversary of the Amendment No. 2 Effective Date, without premium or penalty” immediately before the period at the end of the first sentence thereof and

(iv) inserting the words “any premium payable pursuant to clause (D) above and” immediately after the words “together with” in the fifth sentence thereof .

(e)          The table contained in Section 7.11(a) of the Credit Agreement is hereby amended in full to read as follows:

“Four Fiscal Quarters Ending	Minimum Consolidated Interest Coverage Ratio
December 31, 2005 through June 30, 2006	2.00:1.00
September 30, 2006 through June 30, 2007	2.25:1.00
September 30, 2007 through June 30, 2008	3.00:1.00
September 30, 2008 and each fiscal quarter thereafter	3.50:1.00”

(f)           The table contained in Section 7.11(b) of the Credit Agreement is hereby amended in full to read as follows:

“Four Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
December 31, 2005 through June 30, 2006	6.60:1.00
September 30, 2006 through June 30, 2007	5.50:1.00
September 30, 2007 through June 30, 2008	4.75:1.00
September 30, 2008 through June 30, 2009	4.25:1.00
September 30, 2009 and each fiscal quarter thereafter	3.75:1.00”

SECTION 2.    Consent and Waiver. The Required Lenders hereby consent and approve to the sale by the U.S. Borrower or its Subsidiaries of the professional and technology segments of the Nu-Gro business including, without limitation, the sale of the Equity Interests of Nu-Gro America Corp., a Delaware corporation, IB Nitrogen, Inc., a Delaware corporation and Nu-Gro Technologies, Inc., a Delaware corporation (collectively, the “Nu-Gro Sale”) provided that (i) at the time of the Nu-Gro Sale, no Event of Default shall exist or would result from such Disposition, (ii) the Nu-Gro Sale shall be for fair market value, (iii) 100% of the purchase price received in connection with the Nu-Gro Sale shall be paid to the U.S. Borrower or such Subsidiary in cash or Cash Equivalent consideration, (iv) the U.S. Borrower shall prepay an aggregate principal amount of Loans equal to 100% of the Net Cash Proceeds received from the Nu-Gro Sale within 2 Business Days after the receipt thereof by the U.S. Borrower or such

Subsidiary and (v) the Net Cash Proceeds from the Nu-Gro Sale shall not count towards the Net Cash Proceeds baskets set forth in Section 2.07(b)(ii) in excess of which Baskets such Net Cash Proceeds are required to be applied to prepayment of the Loans.

SECTION 3.    Fees. On the date hereof, the U.S. Borrower shall pay to the Administrative Agent, for the benefit of each Lender that executes this Amendment No. 2 by no later than 12:00 PM (New York time) on December 12, 2005, an upfront fee equal to 0.15% of the aggregate Commitments of each such Lender under the Credit Agreement as of the date hereof.

SECTION 4.     Conditions of Effectiveness. This Amendment No. 2 shall become effective as of the date first above written (the “Amendment No. 2 Effective Date”) when, and only when each of the following conditions set forth in this Section 4 shall have been satisfied:

(a)          Execution of Counterparts. The Administrative Agent shall have received counterparts of (i) this Amendment No. 2 executed by (A) the U.S. Borrower, (B) the Administrative Agent and (C) the Required Lenders and (ii) the consent attached hereto (the “Consent”) executed by each Guarantor.

(b)          Payment of Fees and Expenses. The U.S. Borrower shall have paid (i) all reasonable fees and expenses (including the reasonable fees and expenses of Shearman & Sterling LLP) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment No. 2 or otherwise required to be paid in connection with this Amendment No. 2, (ii) the fees required to be paid pursuant to Section 3 hereof and (iii) all other fees and expenses required to be paid under the Loan Documents and remaining outstanding on or prior to the date of this Amendment No. 2 (including reasonable fees and expenses of counsel), in each case, for which the invoice for such fees and expenses shall have been presented to the U.S. Borrower.

(c)          Resolutions. The Administrative Agent shall have received certified copies of (i) the resolutions of the Board of Directors of the U.S. Borrower evidencing approval of this Amendment No. 2 and all matters and transactions contemplated hereby and (ii) all documents evidencing other necessary corporate action and governmental and other material third party approvals and consents, if any, with respect to this Amendment No. 2, the Consent and the matters and transactions contemplated hereby and thereby.

(d)          Certificates. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary (or another Responsible Officer) of the U.S. Borrower certifying (i) the names and true signatures of the officers of the U.S. Borrower authorized to sign this Amendment No. 2 and the other documents to be delivered hereunder, (ii) that no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, or any third party to any agreements and instruments of the U.S. Borrower is required for the due execution, delivery or performance by the U.S. Borrower of this Amendment, (iii) the representations and warranties contained in Section 6 of this Amendment are true and correct in all material respects (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date) and (iv) no Event of Default has occurred and is continuing or would result from this Amendment and the matters and transactions contemplated hereby.

(e)          Authorizations. All governmental authorizations and all third party consents and approvals necessary in connection with the Amendment No. 2 and the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect; and no Law shall be applicable in the judgment of the Lenders, in each case that restrains, prevents or imposes materially adverse conditions upon the Amendment No. 2 and the transactions contemplated hereby or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

(f)           Legal Details, Etc. All documents executed or submitted pursuant hereto shall be reasonably satisfactory in form and substance to the Administrative Agent.

SECTION 5.     Effect on Credit Agreement. (a) On and after the effectiveness of this Amendment No. 2, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment No. 2. The execution, delivery and effectiveness of this Amendment No. 2 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(b)          Each party hereto hereby acknowledges and consents to the amendment to the Credit Agreement and the terms and provisions thereof on the terms set forth in this Amendment No. 2. Each party hereto hereby reaffirms the covenants and agreements contained in each Loan Document and confirms that each Loan Document, as specifically amended by Amendment No. 2 in the case of the Credit Agreement, is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects, except that upon the effectiveness of this Agreement, all references contained therein to the “Credit Agreement” shall mean the Credit Agreement as amended by Amendment No. 2.

SECTION 6.     Representations and Warranties. The U.S. Borrower represents and warrants as follows:

(a)          The execution, delivery and performance by each Loan Party of this Amendment No. 2 and any other documents, instruments and agreements in connection herewith, and the consummation of the transactions contemplated hereby and thereby, are within such Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or require any payment (other than the payment required to be made pursuant to this Amendment No. 2) to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (iii) violate any Law; or (iv) result in the creation of any Lien other than a Lien expressly permitted under Section 7.01 of the Credit Agreement.

(b)          No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment No. 2 or any other Loan Document, or for the consummation of the transactions contemplated hereby.

(c)          This Amendment No. 2 and the Consent have been duly executed and delivered by each Loan Party that is party hereto. This Amendment No. 2 constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

SECTION 7.     Payment of Fees. The U.S. Borrower agrees to pay on demand all reasonable fees, costs and expenses (including, without limitation, as separately agreed to in writing) of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment No. 2 and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.04 of the Credit Agreement.

SECTION 8.   Execution in Counterparts. This Amendment No. 2 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 2 by telecopier or electronic pdf shall be effective as delivery of a manually executed counterpart of this Amendment No. 2.

SECTION 9.   Governing Law; Jurisdiction. (a) This Amendment No. 2 shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT NO. 2, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT NO. 2, THE CREDIT AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING

TO THIS AMENDMENT NO. 2 OR ANY OTHER LOAN DOCUMENT AGAINST A BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 2 to be executed and delivered by their duly authorized officer as of the date first above written.

SPECTRUM BRANDS, INC., as the U.S. Borrower

By   /s/ Randall J. Steward
       Title:  Executive Vice President and Chief
                  Financial Officer

BANK OF AMERICA, N.A.,

as Administrative Agent

By /s/ Liliana Claar

     Title:  Vice President

BANK OF AMERICA, N.A.,

as a Lender, L/C Issuer and Swing Line Lender

By /s/ Suzanne L. Chomiczewski

     Title:  Vice President

CONSENT

CONSENT dated as of December 12, 2005 (this “Consent”), to the foregoing Amendment No. 2 dated as of the date hereof (“Amendment No. 2”) and Amendment No. 1 dated as of April 29, 2005 (“Amendment No. 1” and, together with Amendment No. 2, the “Amendments”) hereof to the Fourth Amended and Restated Credit Agreement dated as of February 7, 2005, as amended, supplemented or otherwise modified to the date hereof (the “Credit Agreement”), among Spectrum Brands, Inc., formerly known as Rayovac Corporation, a Wisconsin corporation (the “U.S. Borrower”), Varta Consumer Batteries GmbH & Co. KGaA, a German partnership limited by shares (the “Euro Borrower”), Rayovac Europe Limited, a limited liability company (the “UK Borrower and, with the Euro Borrower, each a “Subsidiary Borrower” and collectively, the “Subsidiary Borrowers” and the Subsidiary Borrowers, with the U.S. Borrower, each a “Borrower” and collectively, the “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), Citicorp North America, Inc., as Syndication Agent, Merrill Lynch Capital Corporation, as Co-Documentation Agent and Managing Agent, LaSalle Bank National Association, as Co-Documentation Agent and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), Swing Line Lender (the “Swing Line Lender”) and L/C Issuer (the “L/C Issuer”) . Capitalized terms used in this Consent without definition shall have the respective meanings provided in the Credit Agreement.

Each of the UK Borrower, the Euro Borrower and each of the undersigned Guarantors, as a Guarantor under one or more of the Guaranties in favor of the Secured Parties, hereby consents to the Amendments and hereby confirms and agrees that notwithstanding the effectiveness of such Amendments, the Guaranties are, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in each Guaranty to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendments.

IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered by their duly authorized officers as of the date first above written.

VARTA CONSUMER BATTERIES Gmbh & Co. KGaA, as the Euro Borrower	RAYOVAC EUROPE LIMITED, as the UK Borrower

By /s/ Rémy Burel, Andreas Rouvé Title: CEO, CFO	By /s/ Rémy Burel Title: Director

ROV INTERNATIONAL FINANCE COMPANY	RAYOVAC EUROPE GmbH

By /s/ James T. Lucke Title: Secretary	By /s/ Rémy Burel, Andreas Rouvé Title: CEO, CFO

ROV GERMAN LIMITED GmbH	ROV GERMAN GENERAL PARTNER GmbH

By /s/ Rémy Burel, Andreas Rouvé Title: CEO, CFO	By /s/ Rémy Burel, Andreas Rouvé Title: CEO, CFO

SPECTRUM BRANDS HOLDINGS B.V	SPECTRUM BRANDS EUROPE GmbH, SULZBACH

By /s/ Laurens ten Horn Title: Sole Director	By /s/ Rémy Burel, Andreas Rouvé Title: CEO, CFO

TETRA JAPAN K.K.

By /s/ Joe Gil Title: Director

ROVCAL, INC.

ROV HOLDING, INC.

WILLINGER BROS., INC.

TETRA HOLDING (US), INC.

By   /s/ James T. Lucke

Title:  Assistant Secretary

ROVCAL, INC.

ROV HOLDING, INC.

UNITED INDUSTRIES CORPORATION

NU-GRO AMERICA CORP.

NU-GRO US HOLDCO CORP.

NU-GRO TECHNOLOGIES, INC.

IB NITROGEN INC.

SCHULTZ COMPANY

UNITED PET GROUP, INC.

AQUARIUM SYSTEMS, INC.

PERFECTO MANUFACTURING, INC.

SOUTHERN CALIFORNIA FOAM, INC.

AQUARIA, INC.

DB ONLINE, LLC

THE WONDER PROPERTY COMPANY

SOUTHERN WONDER PROPERTY COMPANY

SOUTHERN WONDER COMPANY

JUNGLE LABORATORIES CORPORATION

THE WONDER COMPANY

By /s/ James T. Lucke

Title:  Secretary